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                                                                     EXHIBIT 3.8


                                   AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


The undersigned, desiring to amend the Certificate of Limited Partnership of Charter Communications Entertainment, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:    The name of the limited partnership is Charter Communications
Entertainment, L.P.

SECOND:   Article 3 of the Certificate of Limited Partnership shall be amended to read in its entirety as follows:

     "3. The name and business address of the sole general partner of the Partnership is:

               CCA Acquisition Corp.
               c/o Charter Communications, Inc.
               12444 Powerscourt Drive, Suite 400
               St. Louis, Missouri   63131"

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 29th day of September, 1995.

                                        CHARTER COMMUNICATIONS
                                        ENTERTAINMENT, L.P.

                                        By:  CCA Acquisition Corp.,
                                             general partner


                                        By:  /s/ Robert C. Bailey
                                           ___________________________________
                                             Robert C. Bailey
                                             Sr. Vice President